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                                                                   Exhibit 10.21



               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.



                             ARTICLES OF ASSOCIATION







                                 JANUARY OF 2003

                                 SHANGHAI, CHINA




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                                    CONTENTS

CHAPTER

1.   GENERAL PROVISIONS
     Article 1         Company Name, Address and Legal Representative
     Article 2         Investor
     Article 3         Legal Person
     Article 4         Limited Liability

2.   BUSINESS PURPOSE AND SCOPE
     Article 5         Business Purpose
     Article 6         Business Scope

3.   TOTAL INVESTMENT AND REGISTERED CAPITAL
     Article 7         Total Investment and Registered Capital
     Article 8         Method of Contribution
     Article 9         Capital Verification
     Article 10        Increase, Assignment and Reduction of Registered Capital

4.   BOARD OF DIRECTORS
     Article 11        Establishment of Board of Directors
     Article 12        Powers of the Board
     Article 13        Directors
     Article 14        Board Meetings
     Article 15        Resolutions

5.   MANAGEMENT ORGANIZATION
     Article 16        Management System
     Article 17        Departments
     Article 18        General Manager
     Article 19        Non-Competition
     Article 20        Resignation

6.   TAXES, FINANCE AND ACCOUNTING
     Article 21        Taxes
     Article 22        Accounting
     Article 23        Fiscal Year
     Article 24        Bank Accounts
     Article 25        Foreign Exchange Control
     Article 26        Profit Distribution

7.   LABOR MANAGEMENT
     Article 27        Principles
     Article 28        Labor Contract
     Article 29        Reserved Fund
     Article 30        Trade Union

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8.   INSURANCE
     Article 31        Insurance

9.   TERM, TERMINATION AND LIQUIDATION
     Article 32        Company Term
     Article 33        Extension of Term
     Article 34        Termination
     Article 35        Liquidation
     Article 36        Liquidation Committee
     Article 37        Task of Committee
     Article 38        Liquidation Priority
     Article 39        Completion of Liquidation

10.  MISCELLANEOUS
     Article 40        Rules and Regulations
     Article 41        Governing Laws
     Article 42        Languages
     Article 43        Amendment to Articles
     Article 44        Entry into Force
     Article 45        Execution


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               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

                             ARTICLES OF ASSOCIATION

These Articles of Association are hereby formulated by [SPIRIT HIGH VENTURES LTD.] ("INVESTOR") in accordance with the Law of the People's Republic of China on Wholly Foreign Owned Enterprises, the Implementing Regulations to the Law of the People's Republic of China on Wholly Foreign Owned Enterprises as well as other relevant laws and regulations of the People's Republic of China ("PRC"), for the establishment of its wholly owned enterprise, [Shengqu Information Technology (Shanghai) Co., Ltd.] ("COMPANY"), in Shanghai, China.


                          CHAPTER 1 GENERAL PROVISIONS

ARTICLE 1         COMPANY NAME, ADDRESS AND LEGAL REPRESENTATIVE

The Chinese name of the Company is [Chinese Name] .

The legal address of the Company is: Room 638-7, Building No. 2, 351 Guoshoujing Road, Zhangjiang High-Tech Park.

The legal representative of the Company is [Tianqiao Chen].

ARTICLE 2         INVESTOR

The sole investor and sole owner of one hundred percent of the equity interests in the Company is [SPIRIT HIGH VENTURES LTD.], a limited liability corporation organized and existing under the laws of the British Virgin Islands, with legal address at [Room 638-7, Building No. 2, 351 Guoshoujing Road, Zhangjiang High-Tech Park], and represented by [Tianqiao Chen].

ARTICLE 3         LEGAL PERSON

The Company is a wholly foreign owned company and is a legal person under the laws of the PRC. The activities of the Company shall be governed and protected by the laws, decrees, and relevant rules and regulations of the PRC.

The Company may establish branches, representative offices or any other affiliated entities inside and outside of the PRC with the resolutions of the Board of Directors and upon approval of the relevant government authorities.

ARTICLE 4         LIMITED LIABILITY

The Company is a limited liability corporation. The liability of the Company shall be limited to its registered capital.

The liability of the Investor to the Company is limited to paying in full the registered capital subscribed by the Investor. The Investor shall not have any liability for any debts, liabilities and obligations of the Company of any nature or in any manner after it has paid in full the


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registered capital. Creditors of the Company shall have recourse only to the assets of the Company, and shall have no recourse to the assets of the Investor.


                      CHAPTER 2 BUSINESS PURPOSE AND SCOPE

ARTICLE 5         BUSINESS PURPOSE

The business purposes of the Company are: to participate in the development and construction of Shanghai Pudong, improve the application and development abilities of the software in various fields such as commercial enterprises, communication information, governments, finance and economics and education, satisfy the increased demand for various application software and total solutions, foster the development in the field of total solution for domestic software application system, and simultaneously obtain relatively great economic benefits.

ARTICLE 6         BUSINESS SCOPE

The business scope of the Company is: research and development of computer hardware and network; development, design and production of computer software and sale of the self-made products; design, installation, commissioning and maintenance of computer system integration; technology development, technology transfer, technology consultation and technology service of computers; consulting service in computer systems and software, analysis and design service in computer systems, data processing service, and business consultation service.


                CHAPTER 3 TOTAL INVESTMENT AND REGISTERED CAPITAL

ARTICLE 7         TOTAL INVESTMENT AND REGISTERED CAPITAL

The total investment of the Company is US$[10 million] and the registered capital is US$[10 million].

ARTICLE 8         METHOD OF CONTRIBUTION

The registered capital of the Company shall be contributed in the form of United States dollar cash of US$[10 million]. The contribution of the first fifteen percent (15%) of the registered capital (i.e., US$1.5 million) will be made within three (3) months after the issuance of the Company's business license, and the remaining eighty five percent (85%) of the registered capital (i.e., US$8.5 million) shall be contributed within the three years after the Company has obtained a business license.

ARTICLE 9         CAPITAL VERIFICATION

After each contribution has been made, an accountant duly registered in the PRC shall be engaged by the Company to verify the contributions the Investor made and to issue a verification report. The Company shall submit the verification report to the original registration authority for the record.

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ARTICLE 10        INCREASE, ASSIGNMENT AND REDUCTION OF REGISTERED CAPITAL

The Company may, in accordance with the relevant laws and regulations of the PRC and upon a unanimous resolution of the Board of Directors, increase, assign or reduce its registered capital during the term of the Company's operation to meet the demands of the Company's business. Any proposed increase, assignment and reduction of the registered capital of the Company shall be submitted to the original examination and approval authority for approval and to the original registration authority for the record.


                          CHAPTER 4 BOARD OF DIRECTORS

ARTICLE 11        ESTABLISHMENT OF BOARD OF DIRECTORS

The Company shall establish a Board of Directors ("BOARD") which is the highest authority of the Company. The Board of Directors shall establish policies and determine all critical issues concerning the Company's management, operations and development. The Board of Directors shall perform its duties in compliance with the laws and regulations of the PRC, and in accordance with the rules and procedures set forth in these Articles of Association.


ARTICLE 12        POWERS OF THE BOARD

The Board shall have the following powers:

         (i)      Amendment of these Articles of Association;

         (ii)     Termination and liquidation of the Company;

         (iii)    Merger of the Company with another economic organization;

         (iv) Increase, assignment or reduction of the registered capital of the Company and the method adopted thereon;

         (v) Establishment of branches, representative offices or other affiliated entities;

         (vi)     Decisions on profit distributions;

         (vii) Examination and approval of the Company's development plans, annual production and operation plans, annual financial budgets, annual balance sheets and profit and loss accounts (final accounts);

         (viii) Examination and approval of borrowings, guarantees and loans exceeding amounts fixed by the Board in advance;

         (ix) Examination and approval of mortgage, purchase, assignment or sale of major assets of the Company other than as necessary for the day-to-day business operations;


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         (x)      Making decisions on such management, financial and
                  administration systems, rules and procedures as the Board may deem appropriate;

         (xi) Appointment and dismissal of the General Manager and approval of the appointment and removal of other key personnel appointed by the General Manager;

         (xii) Responsibility for the direction of liquidation work upon termination or expiration of the term of the Company;

         (xiii) Appointment and dismissal of the independent auditor of the Company; and

         (xiv)    Any other matters provided in these Articles of Association.

ARTICLE 13        DIRECTORS

The Board shall consist of 3 Directors, one (1) of whom shall serve as the chairman ("CHAIRMAN"), and all of whom shall be appointed or dismissed by the Investor. Each Director shall have a term of office of three (3) years subject to removal by the Investor at any time with or without cause. Directors may be re-appointed for consecutive terms by the Investor.

ARTICLE 14        BOARD MEETINGS ("MEETING")

14.1     First Meeting
         The first Board Meeting shall be held within one (1) month after the issuance of the business license to the Company.

14.2     Annual Meeting and Meeting Locations
         The Board shall convene at least one (1) Meeting each year. Meetings shall be held at the registered address of the Company or such other addresses inside or outside of China as is designated by the Chairman.

14.3     Interim Meeting
         An interim Meeting may be held when the Chairman deems it necessary or, upon a proposal to the Chairman made by one (1) or more Directors who specifies the matters to be discussed at the Meeting, under which circumstance, the Chairman shall call such Meeting as soon as possible, but not later than sixty (60) days from such demand.

14.4     Agenda
         Meetings shall be called and presided over by the Chairman, or in his absence or inability, by a Director or a proxy authorized by the Chairman. The Chairman shall prepare Meeting agendas.

14.5     Notice
         The Chairman shall send notice of Meetings to all Directors at least twenty (20) days before a Meeting is scheduled. The notice shall cover the agenda, time and place of the Meeting.

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14.6     Attendance
         Meetings may be attended by Directors in person, by telephone, or by proxies entrusted in writing. The proxies so entrusted shall have the same rights and powers as the appointing Director.

14.7     Quorum
         More than half of the Directors present in person, by telephone or by proxy shall constitute a quorum of the Meeting. Should no quorum is constituted at a Meeting, the Chairman shall have the right to call another Meeting, and the quorum required for such Meeting shall be one third of the Directors present in person, by telephone or by proxy. Any Director absent from any Meeting without giving a reason shall be deemed to have abstained from voting.

14.8     Language and Records
         Except otherwise accepted by the Board, the language used during the Meetings shall be Chinese. The Board shall cause complete and accurate minutes which shall be signed by the Chairman, including attachments and exhibits thereto to be kept for the record in accordance with the relevant laws and regulations of the PRC.

ARTICLE 15        RESOLUTIONS

15.1 The Board shall make decision on issues by a resolution in the Meeting. Should no Meetings be convened, a written resolution which is signed by all Directors shall be equally effective and valid as a resolution passed at a Meeting.

15.2 Resolutions involving the following issues may only be adopted by the Board upon a unanimous affirmative vote, and shall be submitted to the original examination and approval authority for approval, and shall be registered with the original registration authority for the record:

         (i)      Amendment to the Articles of Association of the Company;

         (ii) Any increase, assignment or reduction of the Company's registered capital;

         (iii) Extension of the operation term of, dissolution and liquidation of the Company;

         (iv)     Merger of the Company with another economic entity; and

         (v) Any other matter the Board deems to be decided by a unanimous vote.

Resolutions concerning all other issues shall be adopted upon affirmative votes of a majority of the directors of the Board.


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                        CHAPTER 5 MANAGEMENT ORGANIZATION

ARTICLE 16        MANAGEMENT SYSTEM

The Company shall establish a management system which is under the leadership of the General Manager who shall be responsible to the Board. The General Manager shall be responsible for the daily operations and management of the Company under the leadership of the Board.

ARTICLE 17        DEPARTMENTS

Under the leadership of the General Manager, the following divisions of departments may be established to meet the needs of the Company's business operations:

         (i)      Technology Department;
         (ii)     Operations and Services Department;
         (iii)    Finance Development;
         (iv)     Human Resources Department;
         (v)      Administration Department;
         (vi)     Any other department deemed to be necessary to the Company.

Unless otherwise resolved by the Board, the managers of such departments shall be appointed by the General Manager and approved by the Board.

ARTICLE 18        GENERAL MANAGER

The appointment, term of office, responsibilities and dismissal of the General Manager shall be determined by the Board. The General Manager shall have the following powers and duties:

         (i) To organize the implementation of all resolutions of the Board and to regularly report his work to the Board;

         (ii) To establish management organizations and operation policies of the Company according to these Articles of Association and the laws and regulations of the PRC;

         (iii) To appoint and dismiss management personnel and other personnel of the Company and to determine the responsibilities, powers and duties of the management personnel;

         (iv) To fix the number of expatriate personnel according to the needs for the development of the Company;

         (v) To be responsible for the day-to-day administration, business, and financial management of the Company, including but not limited to signing binding contracts on behalf of the Company within the budget approved by the Board;


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         (vi)     To organize the preparation of the Company's development
                  plans, annual production and operation plans, annual financial budget, annual balance sheet, profit and loss account (final annual accounts) and profit distribution proposals;

         (vii) To decide upon the employment, rewards, punishment and dismissal of the Company's personnel;

         (viii) To represent the Company in conducting important outside affairs; and

         (ix) Other powers granted or duties prescribed to the General Manager by the Board.

ARTICLE 19        NON-COMPETITION

Unless otherwise approved by the Board, the General Manager and other members of the operation and management organizations shall work full-time for the Company and shall not serve or act on behalf of other economic entities whether or not are in competition with the Company.

ARTICLE 20        RESIGNATION

The General Manager shall submit a written resignation notification to the Board at least sixty (60) days prior to his/her resignation. Other members of the operation and management organizations shall submit a written resignation notification to the General Manager at least thirty (30) days prior to his/her resignation.


                     CHAPTER 6 TAXES, FINANCE AND ACCOUNTING

ARTICLE 21        TAXES

21.1 The Company shall pay income tax and any other taxes in accordance with the Income Tax Law on Foreign Investment Enterprises and Foreign Enterprises of the PRC, Implementing Rules to the Income Tax Law on Foreign Investment Enterprises and Foreign Enterprises of the PRC and other relevant rules or regulations of the PRC.

21.2 The Company shall obtain for itself and its personnel all tax benefits that may now or in the future be available under the PRC laws or any applicable international treaties or agreements, including tax holidays, exemptions, reductions, privileges and preferences with respect to the PRC income taxes, withholding taxes, customs duties, value added taxes, consumption tax, business tax, real estate taxes, vehicles taxes and any other relevant taxes or duties.

21.3 The employees of the Company shall pay individual income taxes in accordance with the Individual Income Tax Law of the PRC and other relevant laws and regulations of the PRC.



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ARTICLE 22        ACCOUNTING

22.1 The bookkeeping and accounting systems of the Company shall comply with the Accounting Regulations on Foreign Investment Enterprises of the PRC, and other relevant laws and regulations of the PRC, and internationally accepted accounting practices which are consistent with the PRC accounting principles.

22.2 The Company shall adopt the accrual basis accounting method and the debit-credit book keeping method.

22.3 The Company shall adopt Renminbi as its accounting currency. The conversion of Renminbi into other currencies shall be handled in accordance with policies established by the Board according to relevant laws and regulations of the PRC;

22.4 Unless otherwise required by the Board, all statements, vouchers, reports and account books shall be written in Chinese.

22.5 The Board shall engage an independent accountant duly registered in the PRC to carry out annual audit for the Company.

ARTICLE 23        FISCAL YEAR

The Company shall adopt the calendar year as its fiscal year, which shall begin on 1 January and end on 31 December of the same year except that the first fiscal year of the Company shall commence on the date of issuance of the business license to the Company and shall end on the immediately succeeding 31 December, unless otherwise decided by the Board and approved by the relevant PRC authorities.

ARTICLE 24        BANK ACCOUNTS

The Company shall open foreign currency account(s) and Renminbi account(s) with appropriate bank(s) within and/or outside of the PRC.

ARTICLE 25        FOREIGN EXCHANGE CONTROL

The Company shall handle all foreign exchange issues in accordance with the laws and regulations of the PRC.

ARTICLE 26        PROFIT DISTRIBUTION

The Company may distribute profits after allocations have been made to the various funds and income taxes have been paid. Profit distribution plans shall be decided by the Board in an unanimous affirmative resolution.


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                           CHAPTER 7 LABOUR MANAGEMENT

ARTICLE 27        PRINCIPLES

All matters concerning recruitment, dismissal, wages, welfare, benefits, subsidies, labor protection, bonuses and labor discipline of staff members of the Company shall be handled in accordance with the Labor Law of People's Republic of China and Regulations on the Labor Administration on Foreign Investment Enterprises and other relevant laws and regulations of the PRC.

ARTICLE 28        LABOR CONTRACT

The Company shall sign individual labor contracts with the employees or collective labor contract with the trade union of the Company. Each individual labor contract shall include type of work, technical capabilities and remuneration of such employee. Increases in remuneration shall be determined by the General Manager. The labor contract shall be submitted to the local labor bureau for the record.

ARTICLE 29        RESERVED FUND

The Company shall set aside a reserved fund and employees' welfare and bonus fund in accordance with the relevant laws and regulations of the PRC. The Board shall consider the financial and operational conditions of the Company and other relevant factors to determine amount to be allocated to such funds in each year.

ARTICLE 30        TRADE UNION

The employees of the Company shall have the right to establish a trade union to represent rights and interests of the employees in accordance with relevant laws and regulations of the PRC. The trade union may represent the employees to enter into collective labor contracts with the Company, in order to safeguard the lawful rights and benefits of the employees, etc.


                               CHAPTER 8 INSURANCE

ARTICLE 31        INSURANCE

The Company shall, at its own cost and expense, take out and maintain necessary insurance for the Company's assets and operations if and as required by the laws and regulations as well as in accordance with the standards and policies of the Investor.


                   CHAPTER 9 TERM, TERMINATION AND LIQUIDATION

ARTICLE 32        COMPANY TERM

The term of the Company shall be 20 years ("Term"), commencing on the date of the issuance of the business license to the Company, subject to early termination as provided in Article 34.


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ARTICLE 33        EXTENSION OF TERM

Should the Company wish to extend the Term, and if so resolved by the Board, the Company shall submit to the original approval authority for approval an application for the extension of the term no later than one hundred and eighty
(180) days prior to the scheduled expiration of the term of the Company. After obtaining the approval, the Company shall carry out the alteration registration formalities with the original registration authority.

ARTICLE 34        TERMINATION

The Investor may terminate and liquidate the Company prior to the expiration of the Term by sending a written application notice to the original examination and approval authority in any of the following cases:

         (i) Any additional or different conditions are imposed by the relevant approval authority or any other governmental authority that materially affect the Investor's rights under these Articles of Association.

         (ii) The accumulated losses of the Company exceed two thirds (2/3) of its registered capital or the Company suffers heavy losses that the Board deems can not be recovered;

         (iii) The Company has been unable to operate for a continuous period of six (6) months due to the occurrence of an event of Force Majeure or any other reason not attributable to the Investor;

         (iv) The business license or any other licenses (if any) required for the operation of the Company have expired, been terminated or been suspended for a continuous period of three (3) months;

         (v) All or most of the assets or property of the Company in the PRC have been expropriated or requisitioned, or the PRC personnel of the Company has been reassigned or removed and the operations of the Company are thereby adversely affected to a material extent.

         (vi) In case of a material increase in the taxes, duties and charges payable by the Company due to a change in the applicable law;

         (vii) Adverse change in any laws, regulations, or rules of the PRC that materially affect the Investor's rights under these Articles of Association.

         (viii) The Board deems the termination of the Company to be in the Company's best interest.

ARTICLE 35        LIQUIDATION

In case of the expiration or early termination of the Company, the Company shall make announcement thereof and proceed with liquidation in accordance with relevant legal procedures. The Board shall determine the liquidation procedures and principles, and members of the liquidation committee to be established.


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ARTICLE 36        LIQUIDATION COMMITTEE

The liquidation committee ("COMMITTEE") shall consist of all of the Directors, one (1) representative of the relevant authority and one (1) representative of the Company's creditors. If necessary, the Board may appoint one (1) auditor and/or one (1) lawyer as member of the Committee or to assist the Committee in the liquidation.

ARTICLE 37        TASK OF COMMITTEE

The task of the Committee is to comprehensively investigate and assess all of the assets, credit claims and debts of the Company, draw up the balance sheet and to propose and carry out liquidation plan. During the liquidation process, the Committee shall represent the Company to sue and be sued. All matters handled by the Committee shall be carried out upon the approval of the Board.

ARTICLE 38        LIQUIDATION PRIORITY

The expenses of the liquidation and the remuneration for the members of the Committee shall be paid in priority from the existing assets of the Company. After the Committee has repaid all of the debts of the Company, the remaining assets, if any, shall be remitted to the Investor.

ARTICLE 39        COMPLETION OF LIQUIDATION

Upon the completion of the liquidation, the Company shall submit a report to the original examination and approval authorities, and shall proceed with the procedures for the cancellation of its registration with the original registration authorities, return its business license. All bookings shall be kept by the Investor after the completion of liquidation.


                            CHAPTER 10 MISCELLANEOUS

ARTICLE 40        RULES AND REGULATIONS

The Company may work out and implement the following rules and regulations subject to approval of the Board:

         (i) Management regulations, including the powers and functions of department managers and their working rules and procedures;

         (ii)     Rules for the staff and workers;

         (iii)    System of labour and salary;

         (iv) System of work attendance record and promotion, awards and penalties for staff and workers;

         (v)      Detailed rules for staff and workers' welfare;

         (vi)     Financial system;



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         (vii)    Liquidation procedures upon the dissolution of the Company;
                  and

         (viii)   Other necessary rules and regulations.

ARTICLE 41        GOVERNING LAWS

41.1 The formation, validity, interpretation, and performance of these Articles of Association and its Annexes shall be governed by the laws of the PRC, but in the event that there are no relevant laws published or publicly available in the PRC governing a particular matter relating to these Articles of Association, reference shall be made to general international practices.

41.2 If, after the execution of these Articles of Association: (a) existing laws and/or regulations of the PRC ("Chinese Laws") are changed or any new Chinese Laws are introduced which are applicable to the Company or the activities of the Investor, and (b) the effect of such changed or new Chinese Laws are either to provide for preferential treatment to, or to have an adverse effect on, the Company or the Investor, then:

         (i) If the changed or new Chinese Laws are more favourable to the Company or to the Investor than those in effect on the date these Articles of Association were signed, the Company shall promptly apply to receive the benefits of such changed or new Chinese Laws; and,

         (ii) If, because of such changed or new Chinese Laws, the Investor's economic benefits under these Articles of Association are materially and adversely affected directly or indirectly, then, in accordance with the provisions of relevant Chinese laws and regulations, these Articles of Association shall continue to be implemented in accordance with its original terms. If in the view of the Investor this cannot satisfactorily be achieved, amendments shall be made to these Articles of Association as shall be required to maintain the Investor's economic benefits under these Articles of Association.

ARTICLE 42        LANGUAGES

These Articles of Association are written in Chinese and English. Both versions have equal validity, provided that in the event of any inconsistency or conflict between the two versions, the Chinese version shall be controlling.

ARTICLE 43        AMENDMENT TO ARTICLES

Any amendment to these Articles of Association shall be decided by a unanimous resolution of the Board of Directors and shall be submitted to the original examination and approval authorities for approval and the original registration authority for the record.

ARTICLE 44        ENTRY INTO FORCE

These Articles of Association shall enter into force as of the date of approval by the relevant examination and approval authority.


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ARTICLE 45        EXECUTION

These Articles of Association are signed in Shanghai, China, by the authorized representative of the Investor in January of 2003.


[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] (Attached with the Shareholder's execution page)


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[EXECUTION PAGE]




Signature:
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Date:
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